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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-3 to Registration Statement No. 333-64950 on Form S-1 of Rite Aid Corporation of our report dated May 8, 2001, except for Note 25, to which the date is May 16, 2001, and of our report dated May 8, 2001 relating to the financial statement schedule appearing in the Annual Report on Form 10-K of Rite Aid Corporation for the year ended March 3, 2001.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
October 30, 2001